As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Arkansas (State or other jurisdiction of incorporation or organization)	71-0407808 (I.R.S. Employer Identification No.)

501 Main Street

Pine Bluff, Arkansas 71601

(870) 541-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan

(Full title of the plan)

George A. Makris, Jr.

Chairman and Chief Executive Officer
Simmons First National Corporation
501 Main Street

Pine Bluff, Arkansas 71601
(870) 541-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George A. Makris III Executive Vice President, General Counsel & Secretary Simmons First National Corporation 601 E. 3rd Street, 12th Floor Little Rock, Arkansas 72201 (501) 558-3162	Frank M. Conner III Christopher DeCresce Covington & Burling LLP One CityCenter 850 Tenth Street, NW Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, $0.01 par value per share	2,800,000	$16.15	$45,220,000	$5,869.56

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the amount of the registration fee, based upon the average of the high and low prices of the registrant’s Common Stock, as reported on The Nasdaq Global Select Market on June 15, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Simmons First National Corporation (“Simmons”) for the purpose of registering additional shares of its shares of Class A common stock, $0.01 par value per share (the “Common Stock”), under the Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan (the “Incentive Plan”).

On February 27, 2020 and April 1, 2020, the board of directors of Simmons approved the Incentive Plan, which amends the Simmons First National Corporation 2015 Incentive Plan, as amended, to increase the number of shares of Common Stock reserved for issuance thereunder from 4,000,000 to 6,800,000, which was approved by the shareholders of Simmons on April 23, 2020. Of the 6,800,000 shares of Common Stock currently authorized by the Incentive Plan, (i) 2,000,000 were registered pursuant to Simmons’ Registration Statement on Form S-8 (File No. 333-206160), which was filed on August 6, 2015, and Post-Effective Amendment No. 1 thereto, which was filed on October 11, 2019, and (ii) 2,000,000 were registered pursuant to Simmons’ Registration Statement on Form S-8 (File No. 333-234166), which was filed on October 11, 2019 (collectively, the “Original Registration Statements”). Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, the contents of the Original Registration Statements, including any amendments thereto or filings incorporated therein by reference, are incorporated herein by reference and made part of this Registration Statement. Any items in the Original Registration Statements not expressly changed hereby shall be as set forth in the Original Registration Statements.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Simmons with the Securities and Exchange Commission are incorporated herein by reference:

(a)	Simmons’ Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020;

(b)	Simmons’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020;

(c)	Simmons’ Current Reports on Form 8-K, filed on January 23, 2020 (only with respect to Item 5.02), February 10, 2020, March 4, 2020, March 5, 2020, April 2, 2020 (as amended on April 7, 2020), April 24, 2020 and April 27, 2020 (only with respect to Item 5.02); and

(d)	The description of Simmons’ common stock contained in Simmons’ prospectus filed pursuant to Rule 424(b)(5) under the Securities Act on March 23, 2018, set forth under the heading “Description of Capital Stock,” as updated and amended from time to time.

All reports and other documents subsequently filed by Simmons pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Simmons First National Corporation, as amended on October 29, 2019 (incorporated by reference to Exhibit 3.1 to Simmons’ Current Report on Form 8-K filed on November 1, 2019 (File No. 000-06253)).
3.2	By-Laws of Simmons First National Corporation (incorporated by reference to Exhibit 3.2 to Simmons’ Registration Statement on Form S-4 filed on August 30, 2019 (File No. 333-233559)).
4.1	Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan (incorporated by reference to Exhibit 10.1 to Simmons’ Current Report on Form 8-K/A filed on April 7, 2020 (File No. 000-06253)).
5.1*	Opinion of Quattlebaum, Grooms & Tull PLLC.
15.1*	Awareness of BKD, LLP regarding unaudited interim financial information.
23.1*	Consent of Quattlebaum, Grooms & Tull PLLC (included in Exhibit 5.1).
23.2*	Consent of BKD, LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pine Bluff, State of Arkansas, on June 19, 2020.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ George A. Makris, Jr.
George A. Makris, Jr.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints George A. Makris, Jr., George Makris III and Robert A. Fehlman, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George A. Makris, Jr. George A. Makris, Jr.	Chairman and Chief Executive Officer (Principal Executive Officer and Director)	June 19, 2020

/s/ Robert A. Fehlman Robert A. Fehlman	Senior Executive Vice President, Chief Financial Officer, Chief Operating Officer and Treasurer (Principal Financial Officer)	June 19, 2020

/s/ David W. Garner David W. Garner	Executive Vice President, Executive Director of Finance and Accounting and Chief Accounting Officer (Principal Accounting Officer)	June 19, 2020

/s/ Steven A. Cossé Steven A. Cossé	Lead Director	June 19, 2020

/s/ Jay D. Burchfield Jay D. Burchfield	Director	June 19, 2020

William E. Clark, II	Director	June 19, 2020

/s/ Mark C. Doramus Mark C. Doramus	Director	June 19, 2020

/s/ Edward Drilling Edward Drilling	Director	June 19, 2020

/s/ Eugene Hunt Eugene Hunt	Director	June 19, 2020

/s/ Jerry M. Hunter Jerry M. Hunter	Director	June 19, 2020

/s/ Marty D. Casteel Marty D. Casteel	Director	June 19, 2020

/s/ Susan S. Lanigan Susan S. Lanigan	Director	June 19, 2020

/s/ Tom E. Purvis Tom E. Purvis	Director	June 19, 2020

Robert L. Shoptaw	Director	June 19, 2020

/s/ Russell Teubner Russell Teubner	Director	June 19, 2020

/s/ W. Scott McGeorge W. Scott McGeorge	Director	June 19, 2020

/s/ Malynda K. West Malynda K. West	Director	June 19, 2020